UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 25, 2005
infoUSA Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-19598	47-0751545
(Commission File Number)	(I.R.S. Employer Identification No.)

5711 South 86th Circle
Omaha, Nebraska	68127
(Address of Principal Executive Offices)	(Zip Code)

(402) 593-4500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.
     infoUSA Inc. issued a press release, dated August 25, 2005, announcing that the Special Committee of infoUSA’s Board of Directors had communicated to Vin Gupta, infoUSA’s Chairman and CEO, the preliminary conclusions of the Committee regarding the previously announced proposal by Mr. Gupta to acquire all of the shares of Common Stock of infoUSA not owned by Mr. Gupta at a cash purchase price of $11.75 per share, and also announcing that Mr. Gupta had withdrawn his proposal. infoUSA issued a second press release, dated August 25, 2005, to provide clarification regarding discussions between the Special Committee and Mr. Gupta. Copies of the press releases are attached as Exhibit 99.1 and Exhibit 99.2 hereto and incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(c)      Exhibits. The following exhibits are furnished herewith:

Exhibit 99.1	Press Release dated August 25, 2005
Exhibit 99.2	Press Release dated August 25, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

infoUSA Inc. (Registrant)
Date: August 25, 2005	By:	/s/ RAJ DAS
Raj Das
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release dated August 25, 2005
Exhibit 99.2	Press Release dated August 25, 2005